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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 RIBAPHARM INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  * * * * * * *

I, the undersigned Secretary of Ribapharm Inc., do hereby certify as follows:

1.       The name of the corporation (the "Corporation") is Ribapharm Inc.

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 14, 2000 and was amended on June 14, 2000.

3. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation has been (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, (b) approved by written consent of the holders of a majority of the outstanding shares of voting stock and a majority of the outstanding shares of each class of capital stock of the Corporation in accordance with Section 228 of the DGCL and (c) duly executed by an officer of the Corporation in accordance with Section 103 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation, as amended and restated, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
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                                    ARTICLE I


         The name of the corporation (the "Corporation") is Ribapharm Inc.

                                   ARTICLE II


         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III


         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV


         (a) The total number of shares of stock that the Corporation shall have authority to issue is 410,000,000 shares, consisting of
                  (i) 400,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").


         (b) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock.


                  (i) Subject to any rights of holders of Preferred Stock and subject to any other provisions of this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.



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                  (ii)     (A) At each meeting of the stockholders of the
                           Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, (i) each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in the name of the holder on the transfer books of the Corporation. Except as may be otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.


                           (B) Except as otherwise provided by law or as otherwise provided in this Amended and Restated Certificate of Incorporation, and subject to any rights of holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of 66 2/3% of the voting power of all of then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.


                  (iii) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of any amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (b)(iii), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.


                  (iv) All rights to vote and all voting power (including, without limitation, thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as expressly provided in this Amended and Restated Certificate of


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                           Incorporation, in a Preferred Stock Designation (as
                           defined below) or as otherwise expressly required by applicable law.


                  (v) No stockholder shall be entitled to exercise any right of cumulative voting.


                  (vi) Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, without the further action of the Corporation or the stockholders of the Corporation, each share of common stock of the Corporation, par value $.01 per share, issued and outstanding immediately prior to such effectiveness shall be subdivided, into 1,500,000 shares of Common Stock. Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $0.01 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Common Stock to which such holder is entitled as a result of the changes in the common stock effected by the preceding sentence (the "Stock Split"). Until surrendered and exchanged in accordance therewith, each certificate that, immediately prior to such effectiveness, represented common stock shall represent the number of shares of Common Stock to which the holder is entitled as a result of the Stock Split.


         (c) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:


                  (i) The designation of the class or series, which may be by distinguishing number, letter or title.


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                  (ii)     The number of shares of the series, which number the
                           Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).


                  (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the class or series.


                  (iv) The dates on which dividends, if any, shall be payable.


                  (v) The redemption rights and price or prices, if any, for shares of the class or series.


                  (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series.


                  (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.


                  (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.


                  (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series.


                  (x) The voting rights, if any, of the holders of shares of the class or series.


         (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the


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                  affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.


         (e) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided in this Amended and Restated Certificate of Incorporation or by applicable law.

                                    ARTICLE V


         In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:


         (a) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws; and


         (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder (other than ICN Pharmaceuticals, Inc. a Delaware corporation ("ICN"), and only for so long as ICN shall beneficially own at least 50% of the voting power of the then outstanding Common Stock) shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.


         (c) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable


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                  law. Notwithstanding anything contained in this Amended and
                  Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of this
                  Article V.

                                        ARTICLE VI


         (a) Unless otherwise prescribed by law and subject to any preferential rights of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President or the Chief Executive Officer.


         (b) No business other than that stated in the notice shall be transacted at any special meeting of stockholders.


         (c) Advance notice of the proposal of business by stockholders shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

         (d) Upon and after such time as ICN and its Controlled Affiliates (as defined below) cease to own shares of capital stock of the Corporation representing more than fifty percent 50% of the voting power of the then outstanding Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                  "Controlled Affiliate" shall mean, with respect to any Person, one or more of such Person's Affiliates that is directly or indirectly controlled by such Person.

                  "Control" (including "controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of the effectiveness of this Amended and Restated Certificate of Incorporation.

                  "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (e) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3% of the voting power of the then outstanding Common Stock, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                   ARTICLE VII


         (a) Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors.


         (b) The directors, other than those who may be elected by the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class

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                  of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2004, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2005. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected, by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.


                  Any ICN Affiliate (as defined below) shall not be qualified to serve as a director of the Corporation until the election of directors to be held at the 2006 annual meeting of stockholders.


                  "ICN Affiliate" means any person who was a director, officer, employee or consultant of ICN during the three year period immediately prior to the election at issue, except for persons who are directors of the Corporation immediately following the initial public offering of shares of the Corporation.

         (c) A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.


         (d) Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office with or without cause upon the affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding Common Stock, voting as a single class; provided, however, that from and after such time as ICN and its Controlled Affiliates cease to own shares of capital stock of the Corporation representing more than fifty percent (50%) of the voting power of the then outstanding Common Stock, such removal may only be for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Common Stock, voting together as a single class. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.


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         (e)      Except as otherwise provided for in a Preferred Stock
                  Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


         (f) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.


         (g) Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


         (h) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                  ARTICLE VIII


         (a) Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation in accordance with the bylaws of the Corporation, to the fullest extent permitted from time to time


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                  by the DGCL as the same exists or may hereafter be amended
                  (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.


         (b) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification different from that provided in this Article VIII.


         (c) Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE IX


         (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.


         (b) Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XI


                  The Corporation elects not to be governed by Section 203 of the DGCL.

                                   ARTICLE XII


                  Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any


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                  other provisions authorized by the laws of the State of
                  Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted, subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.


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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by Roger D. Loomis, its Secretary, this ___ day of ______, 2002.


                                   RIBAPHARM INC.




                                   By: __________________________________
                                      Name:  Roger D. Loomis
                                      Title:    Secretary


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